Proxy Tabulator PO Box 55046 Boston MA 02205-9814	Your Proxy Vote is Important!

Vote by Internet
Please go to the electronic voting site at  www.eproxy.com/becker.
Follow the on-line instructions. If you vote by internet, you do not have to return your proxy ballot.

Vote by Telephone

Please call us toll-free at 1-866-977-7699, and follow the instructions provided. If you vote by telephone, you do not have to return your proxy ballot.

Vote by Mail

Complete, sign and date your proxy ballot and return it promptly in the enclosed envelope.

If Voting by Mail Remember to sign and date form below. Please ensure the address to the right shows through the window of the enclosed postage paid return envelope.	Proxy Tabulator PO Box 55046 Boston, MA 02205-9814

PROXY	PROXY

BECKER VALUE EQUITY FUND

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS
AUGUST 22, 2012

This Proxy is solicited on behalf of the Board of Trustees of the Unified Series Trust on behalf of the Becker Value Equity Fund (the “Fund”). Revoking any such prior appointments, the undersigned hereby appoints as proxies John C. Swhear and Robert W. Silva (or, if only one shall act, that one), and each of them (with power of substitution), to vote all shares of the undersigned of the Fund at the Special Meeting of Shareholders to be held at 10:00 a.m., Central time, on August 22, 2012, at the offices of Huntington Asset Services, Inc., 2960 N. Meridian Street, Suite 300, Indianapolis, Indiana 46208 and any adjournment(s) thereof (the “Special Meeting”), with all the power the undersigned would have if personally present.

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. IF YOU ARE NOT VOTING BY

PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY CARD BELOW AND RETURN

IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Note: Please sign exactly as name appears above. If shares are held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc., should give full title. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature	Date

USB-BECKER 2012

Important Notice Regarding the Availability of Proxy Materials for the
Special Shareholder Meeting :

The Notice and Proxy Statement for this meeting is available at:

www.eproxy.com/becker

PLEASE VOTE YOUR PROXY TODAY!

TO VOTE YOUR PROXY BY MAIL, PLEASE COMPLETE AND RETURN THIS CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

YOU ALSO MAY VOTE A PROXY BY TOUCH-TONE PHONE OR VIA THE INTERNET.

PLEASE MARK VOTES AS IN THIS EXAMPLE: ■

The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" the proposal, and to grant discretionary power to vote upon such other business as may properly come before the Special Meeting.

1.	To approve an Agreement and Plan of Reorganization under which the Becker Value Equity Fund, a series of Unified Series Trust, would assign all of its assets and liabilities to the Becker Value Equity Fund (“PMP Becker Fund”), a series of Professionally Managed Portfolios in exchange for shares of the PMP Becker Fund in a tax-free reorganization.	FOR ☐	AGAINST ☐	ABSTAIN ☐

YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE, AND RETURN YOUR PROXY CARD TODAY.

USB-BECKER 2012